Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Oasis Petroleum Inc. (Successor) of our report dated March 8, 2021 relating to the consolidated financial statements and effectiveness of internal control over financial reporting, which appears in Oasis Petroleum Inc.'s Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
January 14, 2022

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